Exhibit  1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Liberty Media Debenture-Backed Series
2001-32
*CUSIP:    21988G593      Class   A-1
           21988GBE5      Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of    August 1, 2004.....                                    $0.00
        Scheduled Income received on securities.....            $5,280,000.00
        Unscheduled Income received on securities.....                  $0.00

LESS:
        Distribution to Class A-1 Holders.....                 -$5,279,999.38
        Distribution to Class A-2 Holders.....                         -$0.00
        Distribution to Depositor.....                                 -$0.00
        Distribution to Trustee.....                                   -$0.62
Balance as of    February 1, 2005.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    August 1, 2004.....                                    $0.00
        Scheduled principal payment received on securities.....         $0.00

LESS:
        Distribution to Holders.....                                   -$0.00
Balance as of    February 1, 2005.....                                  $0.00


                UNDERLYING SECURITIES HELD AS OF    February 1, 2005

           Principal
             Amount                           Title of Security
           ---------                          -----------------
          $128,000,000      Liberty Media Corporation 8.25% Senior Debentures
                            due February 1, 2030
                            *CUSIP:  530715AJ0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.